EXHIBIT 99.1

Gevity Reinforces Focus On Core PEO Business and Reports Fourth Quarter Earnings Results

BRADENTON, Fla., Feb. 26, 2008 (PRIME NEWSWIRE) -- Gevity (Nasdaq:GVHR), which serves as the full-service human resources department for small and mid-sized businesses, today reported earnings of $0.01 per diluted share, for its fourth quarter of 2007. These earnings were negatively impacted by the items listed below. Excluding the effects of these items, Gevity's underlying earnings for its fourth quarter were $0.27 per diluted share.

  *  A non-cash charge of $8.5 million, or $0.22 per diluted share, related to the impairment of goodwill, intangibles and fixed assets associated with the company's February 2007 acquisition of HRAmerica, Inc. ("HRAmerica Charge")

  *  A $1.6 million charge, or $0.04 per diluted share, related to a previously announced executive severance charge

Strategic Focus

Gevity has completed a comprehensive strategic review of its non co-employed offering, Gevity Edge Select(tm), with a decision to exit this market effective immediately in order to pursue profitable growth in its core PEO business.

"This decision further reinforces our stated focus to concentrate on Gevity Edge, our core PEO offering," commented Michael J. Lavington, Gevity's Chairman and Chief Executive Officer Designate. "We have a well-established position and track record in the PEO market, on which we are determined to capitalize for the long-term benefit of all stakeholders."

The company is working closely with its existing non co-employed clients to provide a smooth transition to either its core Gevity Edge offering or an alternative service provider. As a consequence of this decision, the company expects to take pre-tax charges of $4.5 million to $5.5 million in the first half of 2008 related to the write-off of assets as well as the accrual of other exit costs.

Fourth Quarter Results

Gevity's sales production improved during the fourth quarter of 2007. The company produced sales of 7,100 client employees compared to 4,400 client employees acquired in the third quarter of 2007 and 6,900 client employee sales in the fourth quarter of 2006. For the core PEO business, the company produced sales of 5,000 client employees, which is a 16.3% increase over the 4,300 client employees produced in the third quarter of 2007.

Client employee attrition during the fourth quarter of 2007 was 10,300, higher than the 7,400 in the third quarter of 2007, but significantly better than the 14,000 in the fourth quarter of 2006. In total, Gevity's client portfolio declined by 2.1% during the fourth quarter of 2007 to 132,600 client employees compared to the third quarter of 2007. On a year-over-year basis, the company's number of client employees served increased by 3.3%. In its core PEO business, Gevity's client portfolio declined 9.5% during 2007 to 115,600 client employees.

Commenting on Gevity's fourth quarter, Mr. Lavington said, "The changes we have made within our sales organization are beginning to translate into positive results, as can be seen by our improved productivity. This is particularly encouraging given the current economic environment."

Fourth quarter gross profit of $51.2 million represents a 13.7% improvement on the $45.1 million achieved in the third quarter of 2007, and compares to $55.3 million in the fourth quarter of 2006. During the fourth quarter of 2007, a reduction in professional service fees, due to the smaller client portfolio, was outweighed by the continuing strong performance of Gevity's workers' compensation program. Workers' compensation related margins of $16.4 million in the fourth quarter of 2007 represented a 60.8% improvement on the $10.2 million reported for the third quarter of 2007. For the full year 2007, the company earned gross profit of $189.3 million.

The impact of cost saving initiatives made during 2007 was more than offset in the fourth quarter by the HRAmerica Charge and the executive severance charge. These items led to an overall increase in operating expenses to $49.4 million. Excluding the effects of the HRAmerica Charge and the executive severance charge, operating expenses decreased from $40.8 million in the third quarter of 2007 to $39.3 million in the fourth quarter of 2007. On a year-over-year basis, fourth quarter operating expenses, excluding the effects of the HRAmerica Charge and the executive severance charge, improved 8.2%. For the full year 2007, the company reported operating expenses of $171.5 million. Excluding the effects of the HRAmerica Charge and the executive severance charge, operating expenses for 2007 were $161.4 million.

Gevity's fourth quarter earnings of $0.01 were largely impacted by the HRAmerica Charge and the executive severance charge. Excluding the effects of these items, fourth quarter underlying earnings were $0.27 per diluted share, which compares to $0.10 per diluted share in the third quarter of 2007. This sequential increase in underlying earnings was driven by a greater contribution from workers' compensation. Gevity earned $0.41 per diluted share in the fourth quarter of 2006. For the full year 2007, the company reported $0.41 per diluted share. Excluding the effects of the HRAmerica Charge and the executive severance charge, Gevity earned $0.67 per diluted share in 2007.

Mr. Lavington continued, "We are pleased with the contribution of our workers' compensation program, as its performance further validates our decision to reinforce our core PEO offering. Additionally, we continued to make progress in realigning our cost structure during the period, which we believe will be demonstrated in our 2008 results."

Outlook

In 2008, Gevity has refocused itself strategically on driving sustainable profitable growth from its PEO business. This marks a return to the company's core strengths.

Although Gevity enters 2008 with a lower client portfolio, its new leadership team is focused on executing its strategy and has a clear set of priorities for enabling profitable growth, including:

  *  A continued focus on sales productivity and training. Early indicators of the improvements made within the company's
     sales organization are positive, and the company expects
     further productivity increases beyond those experienced in the fourth quarter.
  *  Further improvements to client experience. Gevity expects investments in 2008 to support the client facing aspects
     of its technology platform. The company anticipates these
     investments will contribute to higher retention levels.
  *  Enhancements to insurance offering. Gevity expects
     strengthening its health plans to benefit client retention levels during the annual benefit renewal period in October and to support the acceleration of sales production in the second half of 2008.
  *  Increasing client profitability. As previously stated,
     Gevity's earnings were negatively impacted in 2007 by
     unprofitable clients. The company has taken action in early
     2008 to address this portion of the client portfolio.
  *  Alignment of cost base. The company anticipates an ongoing focus on appropriately aligning its costs while balancing
     the need to invest in growth drivers. Gevity has recently
     taken action to improve the company's cost structure,
     including the closing of unprofitable branches and reducing staffing levels. This restructuring is expected to result
     in a $2.5 million charge in the first half of 2008.

In the near-term, the impact of the above initiatives is expected to be outweighed by Gevity's reduced starting client portfolio. This is largely a function of the effects of 2007 working through. However, the company expects to demonstrate improving results during the year, as the above initiatives begin to deliver a more effective and scalable growth model. Upon executing its repositioning plan in 2008, Gevity anticipates meeting its long-term plan of double digit annual client employee growth beginning in 2009. Given this early stage of its strategic repositioning and in light of the current economic environment, the company believes it is prudent to refrain from providing any additional guidance about its financial performance for 2008.

Dividend

Gevity's Board of Directors declared a dividend of $0.05 per share of common stock, taking into account: an appropriate level of payout of 2007 earnings, sustainability given the 2008 plan and investments needed for the company's repositioning, and the alignment with Gevity's growth expectations beyond 2008. The dividend will be payable on April 30, 2008 to shareholders of record as of April 15, 2008.

Fourth Quarter Earnings Call

Gevity will discuss its fourth quarter 2007 results during a live conference call today, February 26, 2008, at 10:30 a.m. Eastern Time. To participate in the call, dial (800) 289-0528. Ask for the Gevity conference call and provide the following pass code: 5042553. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. Listen to a live webcast or replay of the call by visiting the 'Investor Relations' section of gevity.com. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: Windows Media Player software, downloadable free from Microsoft, and at least a 28.8 KBPS connection to the Internet).

Use of Non-GAAP Financial Measures

This press release presents operating expenses and earnings per share for the fourth quarter and full year of 2007 excluding the effects of the HRAmerica Charge and the executive severance charge. In addition, the company presents in the attachments to this press release a condensed consolidated statement of operations on an adjusted basis that is not consistent with GAAP.

Gevity excluded from its fourth quarter and full year results for 2007 the effect of the HRAmerica Charge. The $8.5 million charge resulted from the impairment of long-lived and intangible assets related to the 2007 acquisition of HRAmerica, Inc. The company evaluated the long-lived and intangible assets for impairment in the fourth quarter of 2007 based upon various factors including the accumulation of costs significantly in excess of amounts originally anticipated, current period operating losses and the forecast of continuing operating losses. The company also excluded the executive severance charge from its fourth quarter earnings results because its previously stated expectations were exclusive of this charge.

The company has included non-GAAP financial information for the fourth quarter and full year of 2007 because it believes generally that such information provides management and investors a more complete and transparent understanding of Gevity's results and trends and allows management and investors to compare the financial results on a consistent basis with the prior period. In addition, management uses the non-GAAP financial information for forecasting, budgeting and other analytical purposes. The company presented its results excluding the HRAmerica Charge because it does not believe that this non-cash item was representative of the company's fourth quarter and annual results of its continuing business strategy. Gevity also excluded the executive severance charge from its fourth quarter results because its previously stated expectations were exclusive of this charge.

The non-GAAP financial information provided in this press release may not be the same as similarly titled measures used by other companies, should not be construed as alternatives to their nearest GAAP equivalents, and should be only used in conjunction with results reported in accordance with GAAP. See the GAAP to Non-GAAP reconciliation included in the attached table.

About Gevity

Thousands of small and mid-sized businesses nationwide leverage the flexibility and scalability of Gevity's human resources (HR) solution to help them maximize the return on investment in their people. Essentially, Gevity serves as the full-service HR department for these businesses, providing each employee with support previously only available at much larger companies. Gevity delivers the Gevity Edge(tm), a comprehensive solution comprised of innovative management and administration services, helping employers to streamline HR administration, optimize HR practices, and maximize people and performance. This solution enables both businesses and their employees to achieve their full potential, giving them an edge over competitors. Gevity's unique approach features Gevity OnSite(tm), experienced HR Consultants based in local markets backed by nationwide resources and easy-to-use technology, including Gevity OnLine(tm) and Gevity OnCall(tm). For more information, call 1.800.2GEVITY (1.800.243.8489) or visit gevity.com.

                          (Tables Attached)

A copy of this press release can be found on the company's Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, retaining clients through annual benefit enrollment, penetrating the middle market and opening new geographic offices, and its long-term performance standards, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and you should not place undue reliance on any forward-looking statement. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                     GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in $000's, except per share data)

                          For the Three                 For the
                           Months Ended               Year Ended
                            December 31,              December 31,
                       ---------------------     --------------------
                         2007        2006           2007       2006
                       ---------------------     --------------------
 Revenues              $146,961     $156,455     $604,992   $ 647,967
 Cost of services
  (exclusive of
  depreciation
  and amortization
  shown below)           95,717      101,181      415,738     444,190
                       ----------------------------------------------
 Gross profit            51,244       55,274      189,254     203,777
                       ---------------------     --------------------
 Operating expenses:
  Salaries, wages
   and commissions       22,342       24,293       86,837      85,624
  Other general and
   administrative        14,418       15,112       59,896      54,746
  Impairment loss         8,477           --        8,477          --
  Reinsurance
   contract
   loss, net                 --           --           --       1,650
  Depreciation and
   amortization           4,169        3,472       16,270      13,878
                       ---------------------     --------------------
   Total operating
    expenses             49,406       42,877      171,480     155,898
                       ---------------------     --------------------
 Operating income         1,838       12,397       17,774      47,879
 Interest (expense)
  income, net              (362)         493       (1,731)        727
 Other expense, net        (538)         (21)        (558)       (169)
                       ---------------------     --------------------
 Income before
  income taxes              938       12,869       15,485      48,437
 Income tax provision       637        2,261        5,526      13,174
                       ---------------------     --------------------
 Net income            $    301     $ 10,608     $  9,959   $  35,263
                       =====================     ====================
 Net income per
  common share -
  diluted              $   0.01     $   0.41     $   0.41   $    1.32
                       =====================     ====================
 Weighted average
  common shares
  outstanding -
  diluted                23,607       25,706       24,247      26,790
                       =====================     ====================

                  GEVITY HR, INC. AND SUBSIDIARIES
                   GAAP TO NON-GAAP RECONCILIATION
           (in $000's, except per share data, unaudited)

 The table below reconciles the results of operations discussed in the attached press release and the following table that are presented on a non-GAAP basis to their nearest GAAP equivalent. See "Use of
 Non-GAAP Financial Measures" in the attached press release.

                            For the Three              For the
                             Months Ended             Year Ended
                             December 31,             December 31,
                         --------------------     -------------------
                          2007          2006        2007        2006
                         --------------------     -------------------
 Salaries, wages and
  commissions - GAAP     $22,342      $24,293     $ 86,837    $85,624
 Chief executive
  severance (a)           (1,589)          --       (1,589)        --
                         --------------------     -------------------
 Salaries, wages and
  commissions -
  non-GAAP               $20,753      $24,293     $ 85,248    $85,624
                         ====================     ===================

 Operating expenses -
  GAAP                   $49,406      $42,877     $171,480   $155,898
 Chief executive
  severance (a)           (1,589)          --       (1,589)        --
 Impairment loss (b)      (8,477)          --       (8,477)        --
 Reinsurance contract
  loss, net (c)               --           --           --     (1,650)
                         --------------------     -------------------
 Operating expenses -
  non-GAAP               $39,340      $42,877     $161,414    154,248
                         ====================     ===================

 Operating income -
  GAAP                   $ 1,838      $12,397     $ 17,774    $47,879
 Chief executive
  severance (a)            1,589           --        1,589         --
 Impairment loss (b)       8,477           --        8,477         --
 Reinsurance contract
  loss, net (c)               --           --           --      1,650
                         --------------------     -------------------
 Operating income -
  non-GAAP               $11,904      $12,397     $ 27,840   $ 49,529
                         ====================     ===================

 Income before income
  taxes - GAAP           $   938      $12,869     $ 15,485   $ 48,437
 Chief executive
  severance (a)            1,589           --        1,589         --
 Impairment loss (b)       8,477           --        8,477         --
 Reinsurance contract
  loss, net (c)               --           --           --      1,650
                         --------------------     -------------------
 Income before income
  taxes -non-GAAP        $11,004      $12,869     $ 25,551   $ 50,087
                         ====================     ===================

 Income tax provision
  - GAAP                 $   637      $ 2,261     $  5,526   $ 13,174
 Chief executive
  severance (a)              604           --          604         --
 Impairment loss (b)       3,221           --        3,221         --
 Reinsurance contract
  loss, net (c)               --           --           --        627
                         --------------------     -------------------
 Income tax provision
  - non-GAAP             $ 4,462      $ 2,261     $  9,351   $ 13,801
                         ====================     ===================

 Net income - GAAP       $   301      $10,608     $  9,959   $ 35,263
 Chief executive
  severance (a)              985           --          985         --
 Impairment loss (b)       5,256           --        5,256         --
 Reinsurance contract
  loss, net (c)               --           --           --      1,023
                         --------------------     -------------------
 Net income - non-GAAP   $ 6,542      $10,608     $ 16,200   $ 36,286
                         ====================     ===================

 Net income per common
  share - diluted -
  GAAP                   $  0.01      $  0.41     $   0.41   $   1.32
 Chief executive
  severance (a)             0.04           --         0.04         --
 Impairment loss (b)        0.22           --         0.22         --
 Reinsurance contract
  loss, net (c)               --           --           --       0.03
                         --------------------     -------------------
 Net income per common
  share - diluted -
  non-GAAP               $  0.27      $  0.41     $   0.67   $   1.35
                         ====================     ===================

 (a) Results for the three months and year ended December 31, 2007, on a non-GAAP basis, exclude the effect of a $1,589 severance charge
     (and the related tax benefit of $604) related to a previously announced executive severance agreement with our former Chief
     Executive Officer during the fourth quarter of 2007.

 (b) Results for the three months and year ended December 31, 2007, on a non-GAAP basis, exclude the effect of a $8,477 impairment charge (and the related tax benefit of $3,221) related to the fourth quarter 2007 impairment of long-lived and intangible assets related to the 2007 acquisition of HRAmerica, Inc.

 (c) Results for the year ended December 31, 2006 on a non-GAAP basis, exclude the effect of a $1,650 net loss (and the related income tax benefit of $627) that the Company recorded during the second and third quarters of 2006 in connection with the liquidation proceedings of the company's reinsurance provider for its
     workers' compensation program.

              GEVITY HR, INC. AND SUBSIDIARIES
   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
        (in $000's, except per share data, unaudited)

 The following condensed consolidated statements of operations are not presented in accordance with GAAP.  Each of the items labeled as
 "non-GAAP" has been reconciled to its nearest GAAP equivalent in the preceding table.  As a result, the following should not be construed as an alternative to the statements presented in accordance with
 GAAP and should only be used in conjunction with results reported in accordance with GAAP.  See "Use of Non-GAAP Financial Measures" in the attached press release.

                          For the Three                For the
                           Months Ended               Year Ended
                           December 31,              December 31,
                      ---------------------     ---------------------
                        2007         2006         2007         2006
                      ---------------------     ---------------------
 Revenues             $146,961     $156,455     $604,992     $647,967
 Cost of services
  (exclusive of
  depreciation
  and amortization
  shown below)          95,717      101,181      415,738      444,190
                      ---------------------     ---------------------
 Gross profit           51,244       55,274      189,254      203,777
                      ---------------------     ---------------------
 Operating expenses:
   Salaries, wages
    and commissions
    (non-GAAP) (a)      20,753       24,293       85,248       85,624
   Other general and
   administrative       14,418       15,112       59,896       54,746
   Impairment loss
    (non-GAAP) (a)          --           --           --           --
   Reinsurance
    contract loss,
    net (non-GAAP) (a)      --           --           --           --
   Depreciation and
    amortization         4,169        3,472       16,270       13,878
                      ---------------------     ---------------------
    Total operating
     expenses
     (non-GAAP) (a)     39,340       42,877      161,414      154,248
                      ---------------------     ---------------------

 Operating income
  (non-GAAP) (a)        11,904       12,397       27,840       49,529
 Interest (expense)
  income, net             (362)         493       (1,731)         727
 Other expense, net       (538)         (21)        (558)        (169)
                      ---------------------     ---------------------
 Income before
  income taxes
  (non-GAAP) (a)        11,004       12,869       25,551       50,087
 Income tax
  provision
  (non-GAAP) (a)         4,462        2,261        9,351       13,801
                      ---------------------     ---------------------
 Net income
  (non-GAAP) (a)      $  6,542     $ 10,608     $ 16,200     $ 36,286
                      =====================     =====================
 Net income per
  common share -
  diluted
  (non-GAAP)(a)       $   0.27     $   0.41     $   0.67     $   1.35
                      =====================     =====================
 Weighted average
  common shares
  outstanding -
  diluted               23,607       25,706       24,247       26,790
                      =====================     =====================

 (a) See the preceding GAAP to Non-GAAP Reconciliation table for a discussion of the non-GAAP items and for the reconciliation to the nearest GAAP equivalent.

                  GEVITY HR, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in $000's)

                                              Dec. 31,       Dec. 31,
                                                2007           2006
                                             ---------       ---------
                      ASSETS
 Current assets:
  Cash and cash equivalents                  $   9,950       $  36,291
  Marketable securities -- restricted            6,102           4,478
  Accounts receivable, net                     130,209         126,936
  Short-term workers' compensation
   receivable, net                              16,950          35,354
  Other current assets                          14,515          15,927
                                             ---------       ---------
    Total current assets                       177,726         218,986
 Property and equipment, net                    22,176          23,847
 Long-term marketable securities --
  restricted                                     3,934           3,747
 Long-term workers' compensation
  receivable, net                              105,321          85,872
 Intangible assets, net                         11,386          20,856
 Goodwill and other assets                      21,368          21,252
                                             ---------       ---------
    Total assets                             $ 341,911       $ 374,560
                                             =========       =========

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes          $ 149,076       $ 163,410
  Accrued insurance premiums and health
   reserves                                     13,557          17,287
  Customer deposits and prepayments             15,610          11,893
  Deferred tax liability, net                   11,674          24,583
  Accounts payable and other accrued
   liabilities                                  13,977          12,466
                                             ---------       ---------
    Total current liabilities                  203,894         229,639
 Revolving credit facility                      17,367              --
 Other long-term liabilities                     5,088           2,869
                                             ---------       ---------
    Total liabilities                          226,349         232,508
 Total shareholders' equity                    115,562         142,052
                                             ---------       ---------
    Total liabilities and shareholders'
     equity                                  $ 341,911       $ 374,560
                                             =========       =========

                GEVITY HR, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in $000's)

                                                   For the Year Ended
                                                      December 31,
                                                  --------------------
                                                    2007        2006
                                                  -------     --------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                       $ 9,959     $ 35,263
 Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                  16,270       13,878
    Impairment loss                                 8,477           --
    Deferred tax benefit, net                     (15,217)      (7,368)
    Stock-based compensation                        2,079        3,684
    Excess tax benefits from share-based
     arrangements                                     (56)      (3,349)
    Provision for bad debts                         1,764          855
    Other                                             581          226
    Changes in operating working capital          (12,453)      11,180
                                                  -------     --------
      Net cash provided by operating activities    11,404       54,369
                                                  -------     --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of marketable securities and
  certificates of deposit                          (1,811)        (363)
 Maturity of certificates of deposit                   --           34
 Capital expenditures                              (5,889)     (14,198)
 Business acquisition                              (9,495)          --
                                                  -------     --------
      Net cash used in investing activities       (17,195)     (14,527)
                                                  -------     --------

 CASH FLOWS FROM FINANCING ACTIVITIES:

 Net borrowings under revolving
  credit facility                                  17,367           --
 Capital lease payments                              (130)          --
 Proceeds from exercise of stock options            1,033        6,755
 Excess tax benefits from share-based
  arrangements                                         56        3,349
 Dividends paid                                    (8,586)      (8,913)
 Purchase of treasury stock                       (30,290)     (57,267)
                                                  -------     --------
      Net cash used in financing activities       (20,550)     (56,076)
                                                  -------     --------

  Net decrease in cash and cash equivalents       (26,341)     (16,234)
  Cash and cash equivalents -
   beginning of period                             36,291       52,525
                                                  -------     --------
  Cash and cash equivalents - end
   of period                                      $ 9,950     $ 36,291
                                                  =======     ========

                  GEVITY HR, INC. AND SUBSIDIARIES
                        STATISTICAL DATA
                           (unaudited)

                                       4th        4th
                                     Quarter    Quarter     Percentage
                                       2007       2006        Change
                                     --------   --------    ----------

 Client employees at period end (a)   132,646    128,427        3.3%
 Clients at period end (a),(b)          6,894      7,411       -7.0%
 Average number of client
  employees/clients at period end (a)   19.24      17.33       11.0%
 Average number of client employees
  paid by month (a),(c)               123,586    122,405        1.0%
 Annualized professional service
  fees per average number of client
  employees paid by month
  (a),(d),(e)                        $  1,109   $  1,306      -15.1%
 Annualized total gross profit per
  average number of client
  employees paid by month (a),(d)    $  1,659   $  1,806       -8.1%
 Annualized operating income per
  average number of client
  employees paid by month (a),(d)    $     59   $    405      -85.4%
 Annualized adjusted operating
  income per average number of
  client employees paid by
  month (a),(d),(f)                  $    385   $    405       -4.9%

 (a) Statistics include the impact of the February 16, 2007 acquisition of HRAmerica, Inc. Approximately 145 clients (as measured by
     Federal Employer Identification Number (FEIN)) with approximately
     16,000 client employees were acquired.
 (b) Client accounts as measured by individual client FEIN.
 (c) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.
 (d) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.
 (e) The annualized professional service fees are based upon information from the following table (in thousands):

                                           4th Quarter    4th Quarter
                                               2007           2006
                                           -----------    -----------
 Revenues:
  Professional service fees                 $  34,265      $  39,974
  Employee health and welfare benefits         89,112         86,805
  Workers' compensation                        20,875         26,336
  State unemployment taxes and other            2,709          3,340
                                            ------------------------
  Total revenues                            $ 146,961      $ 156,455
                                            ========================

 (f) The fourth quarter of 2007 is adjusted to exclude the effect of
     $8.5 million impairment loss and the effect of a $1.6 million executive severance charge. See the related GAAP to Non-GAAP reconciliation table and "Use of Non-GAAP Financial Measures"
     in the attached press release.

                GEVITY HR, INC. AND SUBSIDIARIES
                        STATISTICAL DATA
                           (unaudited)

                                     Twelve      Twelve
                                     Months      Months    Percentage
                                      2007        2006       Change
                                    --------    --------   -----------

 Client employees at period end (a)  132,646     128,427       3.3%
 Clients at period end (a),(b)         6,894       7,411      -7.0%
 Average number of client
  employees/ clients at period
  end (a)                              19.24       17.33      11.0%
 Average number of client
  employees paid by month (a),(c)    127,597     126,584       0.8%
 Professional service fees per
  average number of client
  employees paid by month
  (a),(d),(e)                       $  1,131    $  1,288     -12.2%
 Total gross profit per average
  number of client employees paid
  by month (a), (d)                 $  1,483    $  1,610      -7.9%
 Operating income per average
  number of client employees paid
  by month (a),(d)                  $    139    $    378     -63.2%
 Adjusted operating income per
  average number of client
  employees paid by
  month (a),(d),(f)                 $    218    $    391     -44.2%

 (a) Statistics include the impact of the February 16, 2007
     acquisition of HRAmerica, Inc.  Approximately 145 clients (as measured by Federal Employer Identification Number (FEIN)) with approximately 16,000 client employees were acquired.
 (b) Client accounts as measured by individual client FEIN.
 (c) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.
 (d) Statistical information is based upon actual year-to-date amounts divided by the average number of client employees paid by month.
 (e) Professional service fees are based upon information from the following table (in thousands):

                                              Twelve        Twelve
                                              Months        Months
                                               2007          2006
                                            ---------     ---------
 Revenues:
  Professional service fees                 $ 144,274     $ 163,025
  Employee health and welfare benefits        350,966       352,017
  Workers' compensation                        84,513       106,075
  State unemployment taxes and other           25,239        26,850
                                            -----------------------
  Total revenues                            $ 604,992     $ 647,967
                                            =======================

 (f) The twelve months of 2007 is adjusted to exclude the effect of
     $8.5 million impairment loss and the effect of a $1.6 million executive severance charge.  The twelve months of 2006 is
     adjusted to exclude the effect of the $1.65 million net loss on a reinsurance contract as a result of the liquidation proceedings of the Company's reinsurer for its workers' compensation program.
     See the related GAAP to Non-GAAP reconciliation table and "Use of Non-GAAP Financial Measures" in the attached press release.

CONTACT: Gevity
         Patrick C. Lee, Director, Investor and Media Relations
         1.800.2GEVITY (1.800.243.8489), x3301
         patrick.lee@gevity.com